Exhibit 10.2
                                                                    ------------

                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

         This Agreement is made and entered into as of this 17th day of March, 1999 by TMANGLOBAL.COM, a Florida corporation ("TMAN" OR "COMPANY"), and VistaQuest, Inc., a New York corporation, ("CONSULTANT").

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. PURPOSE. The Company hereby retains the Consultant during the term specified in Section 2 hereof to render consulting advice to the Company as relating to financial and similar matters, upon the terms and conditions set forth in this agreement.

         2. TERM. The term of this Agreement (the "TERM") shall be the period beginning the date of this Agreement and ending twelve (12) months thereafter. If at any time after five months from the date of the signing of this Agreement, the Company or the Consultant, for valid reasons, wish to terminate this Agreement, notice of termination after an additional thirty (30) days shall be sent to the Company or to the Consultant by certified or registered mail, postage prepaid. If to the Company addressed to it at: 1000 Universal Studios Plaza - Bldg. 22A, Orlando, FL 32819 Attention: Tony Interdonato, CEO; if to the Consultant at: VistaQuest, Inc., 380 Lexington Avenue, Suite 1700, New York, New York, 10168, Attention: Mark Kabbash, President, with a copy to Robert Donato III, 215-East Bay Street, Suite 500, Charleston, South Carolina, 29401 or to such address as hereafter may be designated in writing by any of such entities to the others. Such notice for termination and/or other communication shall be deemed to be given on the day of receipt; and thirty (30) days, thereafter, such Agreement shall thereupon cease to be in effect. Termination prior to twelve
(12) months from the beginning date of this Agreement shall not affect terms of the warrant for 180,000 shares, as stated in Section 6. The Consultant shall provide information to inquiries from the professional financial community for a period of one and one-half years after termination of this Agreement.

         3. SERVICES OF CONSULTANT. During the Term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In the performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultant's duties may include, but will not necessarily be limited to:

         (a) Rendering advice and assistance in connection with the dissemination of corporate information regarding the Company to the investment community;

         (b) Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

         (c) Arranging meetings with securities analysts and others in the securities business for the Company at appropriate times;

         (d) Assisting in the Company's financial public relations, including discussions between the Company and the financial community;

         (e) Rendering advice with respect to internal operations, including advice regarding:
              (i)   the formation of corporate goals and their implementation;
              (ii) the financial structure, programs, and projects of the Company;
              (iii) corporate organization and personnel;

         (f) Rendering advice with respect to any acquisition program of the Company;

         4. RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict to the Consultant or its affiliates from rendering such services or advice to others as long as they're not in direct competition with the Company (specifically in the business of providing Internet services that deal with martial arts, kickboxing, or extreme sports).

         5. CONSULTANT LIABILITY. In the absence of gross negligence or willful misconduct on the part of the Consultant, the Consultant shall not be liable to the Company, or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder. Except in those cases where the gross negligence or misconduct of the Consultant is alleged and proven in a judicial proceeding, the Company agrees to defend, indemnify and hold the Consultant harmless from and against any and all costs and expenses, and any liability (including, but not limited to, attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement.

         6. COMPENSATION. As promptly as possible after the execution of this Agreement, the Company will deliver to the Consultant a Warrant (the "Warrant") for the purchase of up to one hundred eight thousand (180,000) shares (the "Warrant shares") of the company's common stock which shall be registered under the Securities Act of 1933, as amended representing up to 180,000 free-trading shares (the "WARRANT SHARES") of the Company's common stock. The Warrant shall provide for a cashless exercise, i.e., the Warrant shall provide that in lieu of paying the exercise price in cash, the Consultant may at his option surrender the Warrant for the cancellation of that number of Warrant Shares (the "CANCELED WARRANT Shares"). The purchase price for the Exercised Warrant Shares shall thus be paid with the corresponding Canceled Warrant Shares and, to the extent that the aggregate exercise price of the Exercised Warrant Shares exceeds the aggregate Premium of the Canceled Warrant Shares, such difference shall be paid in cash. For purposes of this Section 6, the "Premium" of a Warrant Share is the amount by which the market price of the Warrant Share exceeds its exercise price. The Warrant may be exercised in whole or in part at any time, and from time to time, commencing on or after March 17, 1999 until 5 PM New York time, March 17, 2002 (whereupon the Warrant shall expire and be of no further force or effect). The Warrant shall be exercised at a price of $3.00.

                  The exercise price shall be subject to adjustment, to protect the Consultant against dilution, as set forth in appropriate anti-dilution provisions in the Warrant. The Warrant shall also provide that stock certificates for any shares purchased by the Consultant under the Warrant shall be delivered to the Consultant no later than 10 business days after the receipt of payment of the exercise price by the Company.

                  6.1 (a) If any time during the period commencing on the date hereof, the Company proposes to file a registration statement to register shares of its common stock under the Act for sale to the public in an underwritten offering, it will at each such time promptly given written notice to the Consultant of its intention to do so and, upon the written request of the Consultant made within 15 calendar days after the receipt of any such notice (which request must specify the number of shares of registrable stock which the Consultant intends to dispose of, and must state the intended method of disposition thereof), the Company will effect the registration under the Act of the shares as and when requested by the Consultant. The registration rights of the Consultant shall be subject to reduction or elimination if so required by the Company's managing underwriter; provided, that if such offering also registers shares for other selling shareholders, then the larger, of
                           (i) fifty percent or (ii) pro-rata with the largest percentage of holdings of selling shareholders, of the Consultant's Warrant Shares shall be included in the registration. Absent a registration by the company in the first six (6) months beginning the date of this Agreement, the Consultant shall have demand registration rights as provided in the Warrant Agreement of March, 1999 herewith between the Consultant and the Company.

                  (b) The costs and expenses (other than underwriting discounts and commissions) of all registrations and qualifications under the Act and of all other actions the Company is required to take or effect in connection with the registration rights described herein, shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, fees and expenses of complying with the Blue Sky laws of the State of New York, and fees and disbursements of counsel for the Company and of the Company's independent public accounts).

         7. LIMITATION UPON THE USE OF ADVICE AND SERVICES. No person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use or reliance upon such advice by others, without the prior written consent of the Consultant.

                  7.1 It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by the Consultant, when and if prepared, will be based solely on the independent judgment or analysis of the Consultant or senior corporate finance personnel of the Consultant.

                  7.2 The use of the Consultant's name in any annual report or other report of the company, or any release or similar document prepared by or on behalf of the Company, must have the prior written approval of the Consultant unless the Company is required by law to include the Consultant's name in such annual report, other report or release, in which event the Consultant will be furnished with a copy of such annual report, other report or release using the Consultant's name in advance of publication by or on behalf of the Company.

                  7.3 The Consultant shall not disclose or use for its own or the benefit of any other person confidential information which it learns about the Company as a result of its engagement hereunder, except for such disclosure as may be required for Consultant to perform its duties hereunder, as is agreed to in writing by the parties, or as is ordered by a Court having jurisdiction with respect to this Agreement.

         8. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

         9. MISCELLANEOUS. All notices and/or other communications shall be sent to the Company or to the Consultant by certified or registered mail, postage prepaid. If to the company, addressed to it at: 1000 Universal Studios Plaza - Bldg. 22, Orlando, FL 32819 Attention: Tony Interdonato, CEO; if to the Consultant at: VistaQuest, Inc. 380 Lexington Avenue, Suite 1700, New York, New York, 10168, Attention: Mark Kabbash, President, - with a copy sent to Robert Donato III, 215-East Bay Street, Suite 500, Charleston, South Carolina, 29401 or to such address as hereafter may be designated in writing by any of such entities to the others. Such notice and/or other communication shall be deemed to be given on the day of receipt.

                  9.1 At the end of the Term, the provisions of this Agreement relating to the duties of the Consultant and compensation by the Company as it applies to such Consultant shall cease to be in effect, except for those rights and obligations that by their nature are intended to survive the termination of this Agreement, including but not limited to the Company's obligations of payment for services rendered prior thereto and the provisions set fourth in Section 6 above. This Agreement shall survive any merger of the Company or sale of substantially all of its assets and this Agreement shall be binding on the surviving Company after any such merger and upon both the Company and the acquiring company after any such sale. This Agreement embodies the entire agreement and understanding between the company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof effective March 17, 1999.

                  9.2 This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

                  9.3 This Agreement shall be construed and interpreted in accordance with the laws of the States of New York and Florida, without giving effect to conflicts of laws in each of those states. Each party hereby consents that the venue for jurisdiction in any action arising out of this Agreement, will be determined at that time by the party initiating the action, and each party further agrees that the service of process or of any papers upon it by registered mail at their respective addresses set forth herein shall be deemed good, proper and effective service upon it.

                  9.4 The headings in the Sections of this Agreement are inserted for convenience of reference only and shall not affect or be deemed to affect the meaning of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as of the date first above written.

                                        TMANGLOBAL.COM, INC.



                                        By:       /s/ Tony Interdonato
                                                 -------------------------------
                                        Name:    Tony Interdonato
                                        Title:   CEO



                                        VISTAQUEST, INC.



                                        By:       /s/ Mark Kabbash
                                                 -------------------------------
                                        Name:    Mark Kabbash
                                        Title:   President